Exhibit 99

Ridgewood Renewable Power	Robert E. Swanson Chairman
June 24, 2008

TO:  Ridgewood Renewable Power Fund Shareholders

RE:  The Contract for the Sale of the Ridgewood Egypt Business has Been Signed, and the Egyptian Buyer has Placed the Full Purchase Price in an Escrow Account in Cairo

Ridgewood Renewable Power is delighted to report that we have signed a contract for the sale of the Ridgewood Egypt Water Business to Horus Private Equity Fund III LP, an investment fund managed by EFG-Hermes Private Equity, the largest private equity firm in Egypt with approximately $1 billion under management (hereafter “Horus”).  The contract became effective on June 12 when Horus fully funded an escrow account for $27.5 million as the gross amount due to the Ridgewood Funds, plus made additional payments of $2 million towards closing expenses and extended a $2 million loan to the company to fund future expansion.

The Ridgewood Egypt Business is owned 14.1% by Ridgewood Electric Power Trust V, 68.1% by The Ridgewood Growth Fund, and 17.8% as the sole asset of the Ridgewood Egypt Fund.

The management of Ridgewood Renewable Power is very pleased to have brought the prospective sale of the Ridgewood Egypt Business to this point.  There are a number of matters to be completed prior to the closing of the transaction, the two most important of which are the approval of the transaction by a majority of the shareholders of each of Trust V, the Growth Fund and the Egypt Fund, and the approval of the transaction by the Egyptian Investment Authority.   Before Ridgewood can solicit your consent to approve the sale, we must submit the form of the Consent Solicitation for Trust V and the Growth Fund to the Securities and Exchange Commission (SEC) for its review.  Ridgewood is hopeful that the Consent Solicitation will be finalized after SEC review by the end of July.  In that case, we would be sending the Consent Solicitations to you in early August.  If Ridgewood does not obtain the approval from a majority of shareholders in each of the three Funds, the sale will not go through.

Once Ridgewood has the consent of the majority of the shareholders in each of the three Funds to sell the assets, then there must be a formal approval of the transfer of this Egyptian asset from Ridgewood to Horus by the Investment Authority, which has final jurisdiction over these matters.  Although there is no guarantee that the Investment Authority will approve the transfer, we are comforted by the fact that we are selling this asset to a fund managed by the leading private equity firm in Egypt.  Conversations have already been had on a preliminary basis with the Investment Authority concerning the transaction.

The management of Ridgewood Renewable Power is very proud of the work that has been done in creating the Ridgewood Egypt Business, and especially proud of the accomplishment of rebuilding this business following the September 11, 2001 attacks on the U.S., which dried up tourism world-wide and especially affected tourism in the Middle East.  Prior to 9/11, the Ridgewood Egypt Business was growing rapidly and held a great deal of promise.  After 9/11, tourism to the Red Sea was very negatively affected, making it difficult for the owners of the Red Sea hotels to survive and purchase fresh water (and, in some cases, electricity) from our Ridgewood Egypt Business.  In the period after 9/11, Ridgewood worked to maintain and stabilize the business as best we could while we waited for our customers, the resort hotels on the Red Sea, to regain their appeal to international tourists, the greatest number coming from Western Europe.  Had we attempted to sell the Ridgewood Egypt business in 2002 or 2003, we doubt we would have received any offers, or at best a nominal price.  The increase in value since 2003 has been profound.

Special thanks and commendation must go to the manager of the Ridgewood Egypt Business, Zaki Girges, a native Egyptian who is also an American citizen (and whose daughter attends college in the U.S.).  My lengthy letter of October 24, 2007 announcing the intention to sell the Ridgewood Egypt Business describes Ridgewood’s long relationship with Mr. Girges, a relationship which predated the establishment of the Ridgewood Egypt Business.  That letter also sets forth details of the dramatic expansion that Zaki has been able to achieve in recent years.

THE RIDGEWOOD EGYPT BUSINESS HAS GREATEST VALUE TO A PARTY WITH CAPITAL TO EXPAND ITS OPERATIONS

Our Ridgewood Egypt company is the largest private water company in the Red Sea area.  We also have the best reputation for reliability and quality.  Very often, when new resorts are built, or existing ones expanded in the Red Sea area, the owners come to Ridgewood Egypt for water supplies.  Simultaneously, we believe that the potential for profitable expansion abound, and we must expand in order to maintain our market position and keep our customers.  In my opinion, a large part of the value for which we are being paid is attributable to the potential for profitable expansion of this business.  We believe we are not only being paid for the current revenue generating assets, but we are being paid for a proven Egyptian management and development team and the expansion opportunities of the business. Without the expansion potential of the business, we might have been paid much less.

HORUS HAS LOANED THE RIDGEWOOD EGYPT COMPANY $2 MILLION TO PAY FOR CAPACITY EXPANSION

As stated above, part of the value of the Ridgewood Egypt business is its backlog of new projects that can add to future profitability. Notwithstanding the sale process, Zaki Girgis works to continue expanding this business by installing new water desalination equipment.

Horus also recognizes the value of expansion and has funded a $2 million loan in order to facilitate the orderly expansion of the Ridgewood Egypt business while this transaction proceeds to a closing.  In addition to funding into an escrow account 100% of the purchase price, the purchaser is evidencing good faith by lending money in order to facilitate capital expansion prior to closing. Horus has also funded $2 million into the escrow account related to certain closing expenses.

PURCHASER TO CONTINUE TO USE THE NAME “RIDGEWOOD EGYPT” FOR THE BUSINESS

As part of the deal, I had to agree to grant Horus permission to continue to use our name.  They insisted because “Ridgewood Egypt” is a leading brand name in the tourist industry throughout the Red Sea.  We have sold assets in the U.K. and the U.S., and I would normally never consider allowing the use of the Ridgewood name by a purchaser.  We have spent over 26 years building the reputation of the “Ridgewood Companies” (Ridgewood Energy, Ridgewood Renewable Power, Ridgewood Capital, and Ridgewood Securities).

Because we do not intend to start another business in the Middle East, and because it was so important to them, we allowed the use of the name.  We were not paid separately for it, and we have retained no interest in the business.  If you are on vacation in Egypt and see the Ridgewood name, you know where it came from, but we have no affiliation (assuming this transaction closes).

I cannot go into more details about the sale of the Ridgewood Egypt Business at this time, because I am not allowed to “pre-solicit” your approval until we have finalized the formal Consent Solicitation document   Please do not call or e-mail with specific questions regarding the potential sale.  You may go on the SEC website (www.sec.gov) in order to see the recent Form 8-K that was filed by Trust V and Growth Fund, which includes the sale and purchase agreement and other documents relating to this transaction.

You probably will not be hearing from us until the end of July at the earliest, which is when we are targeting finalizing the Consent Solicitation.  Given the laws which Trust V and Growth Fund are subject to as public companies, Ridgewood will not likely make any statements about the sale other than ones which we will file with the SEC.  In fact, this letter will also be filed with the SEC on a Form 8-K.

PROGRESS ON ASSET SALES

Many of you have asked why Ridgewood Renewable Power did not go forward with the previously discussed IPO of the entire group of assets owned by the Ridgewood Renewable Power Funds.  Subsequent to September 11, 2001, the IPO market became extremely difficult.  Even before 9/11, the IPO market was very difficult due to the collapse of the tech bubble.  The California energy crisis also severely damaged the independent power industry, and the renewable power industry.  Still today, new IPOs are difficult to execute and are subject to significant volatility. Alternatively, in order to provide you with liquidity, the management of Ridgewood Renewable Power has been able to sell off certain key assets once we have been able to rebuild them.  In February 2007, we closed the sale of our Ridgewood U.K. Business that was owned in part by Trust V and Growth Fund, and owned in part by the Ridgewood Renewable PowerBank Funds.  Now we are in the process of consummating a sale of the Ridgewood Egypt Business.  We also announced earlier this year that we are attempting to sell the biomass plants in Maine (Penobscot, and Eastport, which generate electricity from waste wood chips).  The Maine biomass plants are owned by Trust IV and Trust V.  We also announced earlier this year the intention to sell the hydroelectric assets, which are owned by Trust IV, Trust V, and the Growth Fund.  The management of Ridgewood Renewable Power has been working for years to add value to its various assets.  Now we are in the process of attempting to sell various assets owned by some of the Power Trusts.

Except for historical information, Ridgewood Renewable Power has made statements in this letter that constitute forward-looking statements, as defined by the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties.  Forward-looking statements include statements made regarding events, financial trends, future operating results, financial position, cash flows and other general information concerning possible or assumed future results of operations of the Ridgewood Renewable Power Funds.  You are cautioned that such statements are only predictions, forecasts or estimates of what may occur and are not guarantees of future performance or of the occurrence of events or other factors used to make such predictions, forecasts or estimates.  Actual results may differ materially from those results expressed, implied or inferred from these forward-looking statements and may be worse.  Finally, such statements reflect the Fund’s current views.  The Fund undertakes no obligation to publicly release the results of any revisions to the forward-looking statements made herein to reflect events or circumstances that occur after today or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the sale of assets of the Funds’ Egypt operations.   Since the sale of the Egypt operations owned in part by Ridgewood Electric Power Trust V and The Ridgewood Growth Fund requiring the approval of the shareholders of these Funds, the Fund(s) will file with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement to be used by the Fund(s) to solicit the approval of its shareholders for such transaction. You are urged to read the proxy statement regarding the transaction, if and when it becomes available, and any other relevant documents filed by the Fund(s) with the SEC, as well as any amendments or supplements to such a proxy statement, because they will contain important information. You can obtain free copies of any such materials (including any proxy statement) filed by the Fund(s) with the SEC, as well as other filings containing information about the Fund(s) at the SEC’s Internet Site (http://www.sec.gov). The Fund(s) will also provide copies of any such proxy statement and other information filed with the SEC to any shareholder, at the actual cost of reproduction, upon written request to Dan Gulino, General Counsel, or via telephone at (201) 447-9000.

Participants in Solicitation

The Funds and their executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies or consents from the Funds’ shareholders with respect to the sale of assets of the Funds’ Egypt operations.  Information regarding the officers and directors of the Funds, including direct or indirect interests in the transaction, by securities holdings or otherwise, will be set forth in a definitive proxy statement that will be filed with the in the event such a transaction requiring shareholder approval were to occur.